Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common shares of beneficial interest, $0.01 par value per share	(1)	457(o)		$	$1,000,000.00	0.0001381	$138.10

Total Offering Amounts:							$1,000,000.00		138.10
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$138.10

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Offering Note(s)

(1)	The maximum aggregate offering price is estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the registration statement.